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                                                                    EXHIBIT 10.6

                                 PROMISSORY NOTE

U.S. $1,175,000                                   Dated as of August 27, 2001

         FOR VALUE RECEIVED, Thrift Ventures Inc., a Florida corporation ("Purchaser"), hereby promises to pay to the order of Thrift Management, Inc., a Florida corporation ("Seller"), the total principal sum of One Million One Hundred Seventy-Five Thousand Dollars ($1,175,000), together with interest thereon as hereinafter provided. Seller hereby directs that all payments hereunder shall be made at 3141 W. Hallandale Beach Boulevard, Hallandale, Florida 33009, or at such other location as reasonably directed in writing from time to time by Seller. This Note shall bear interest per annum until paid at a rate equal to 8.0%. Interest shall accrue from the date of this Note and shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

         This Note is delivered pursuant to and is subject to the terms of that certain Purchase Agreement dated as of June 22, 2001 (the "Purchase Agreement") between Seller and Purchaser, and it is further subject to the terms of that certain Stock Pledge and Security Agreement dated as of the date hereof (the "Security Agreement") between Seller and Purchaser and that certain Escrow Agreement dated as of the date hereof (the "Escrow Agreement") between Seller, Purchaser and Broad and Cassel, as Escrow Agent.

         The principal amount hereof, together with accrued and unpaid interest, shall be due and payable on the third anniversary of the date of this Note (the "Maturity Date"). Accrued interest shall be payable in arrears as follows: (i) an initial payment of accrued interest on the first anniversary of the date of this Note; (ii) seven additional quarterly payments of accrued interest thereafter; and (iii) a final payment of accrued interest on the Maturity Date. The principal amount of this Note shall be payable in four equal quarterly installments during the third year of this Note, with the first quarterly payment of principal due at the end of the first calendar quarter of such third year and the last quarterly payment of principal due on the Maturity Date. Each such date of payment of principal or interest is referred to herein as a "Due Date."

         In the event that (i) Purchaser shall sell any of Acquired Assets (as defined in the Purchase Agreement) other than in the ordinary course of business, or (ii) Purchaser or a shareholder of Purchaser shall sell an interest in Purchaser (whether voting or non-voting, common stock, preferred stock or any security or debt instrument convertible into any of the foregoing) of more than 10% (such sale of Acquired Assets or of an interest in Purchaser is referred to herein as a "Sale Transaction"), then all of the proceeds of each such Sale Transaction shall first be applied toward the payment of the unpaid principal balance of this Note. In the event that Purchaser shall sell all of the Acquired Assets or shall sell capital stock of Purchaser constituting a controlling interest in Purchaser, then the entire unpaid principal balance of this Note shall be due and payable immediately upon consummation of such sale.

         All payments under this Note shall be made either (i) in lawful money of the United States of America; or (ii) at Purchaser's option, by surrendering to Seller shares of Seller's common stock currently beneficially owned by Purchaser or Purchaser's affiliates. If Purchaser




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elects to make any payment of principal by surrender of Purchaser's common stock to Seller, the number of shares to be surrendered shall be determined by dividing the amount of the principal amount to be paid by (a) 75% multiplied by
(b) the average of the closing prices of Seller's common stock as reported by the OTC Bulletin Board for the 20 trading days immediately preceding the date of such principal payment.

         Purchaser may prepay this Note in whole or in part at any time, and from time to time, without being required to pay any penalty or premium for such privilege.

         Purchaser waives demand and presentment for payment, grace, notice of intent to accelerate, nonpayment and protest, and notice of dishonor of this Note.

         In the event that any payment required to be made by Purchaser under this Note shall not be received by Seller within two business days after its Due Date, Seller may demand a late charge of the lesser of (i) 12% of such delinquent payment or (ii) the highest rate permissible by applicable law. The foregoing right is in addition to and not in limitation of any other rights that Seller may have upon Purchaser's failure to make timely payment of any amount due hereunder.

         An "Event of Default" shall occur if any of the following shall have occurred and be continuing: (i) any payment required hereunder shall not be received by Seller within five business days following its Due Date; (ii) upon any other breach of this Note by Purchaser, which breach remains uncured 30 days after notice thereof is delivered by Seller to Purchaser; (iii) upon any breach by Purchaser of any of its obligations under the Purchase Agreement or the Security Agreement, which breach remains uncured 30 days after notice thereof is delivered by Seller to Purchaser; or (iv) upon filing of a petition in bankruptcy or a petition to take advantage of any insolvency act by Purchaser; upon making an assignment for the benefit of its creditors; upon commencement of a proceeding for the appointment of a receiver, trustee, liquidator or conservator for either Purchaser or for any substantial part of its property; upon filing of a petition or action seeking reorganization, arrangement or similar relief under federal bankruptcy laws or any other applicable laws or statutes of the United States or any state; or upon commencement of proceedings similar to the foregoing by any third or other parties against Purchaser, which proceedings are not dismissed within 60 days after commencement thereof. Upon the occurrence of an Event of Default, Seller shall have the right to declare the entire remaining principal balance of and accrued but unpaid interest on this Note immediately due and payable; to foreclose any liens and security interests securing payment hereof; and to exercise any of its other rights, powers and remedies under this Note, the Purchase Agreement or the Security Agreement, or at law or in equity.



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         All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

                  If to Purchaser:          Thrift Ventures Inc.
                                            Attn:  Marc Douglas
                                            2920 Paddock Road
                                            Fort Lauderdale, Florida 33331

                  If to Seller:             Thrift Management, Inc.
                                            Attn: Jay M. Haft, Director
                                            3141 W. Hallandale Beach Boulevard
                                            Hallandale, Florida 33009

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         This Note may not be transferred or assigned to any other party, except that this Note may be transferred without Purchaser's consent to an affiliate of Seller, to a successor to Seller by merger, or to an acquiror of all or substantially all of Seller's assets.

         The failure of Seller at any time to require performance of any provision of this Note will in no manner affect the right to enforce the same. The waiver by Seller of any breach of any provision of this Note shall not be construed to be a waiver by Seller of any succeeding breach of that provision or a waiver by Seller of any breach of any other provision.

         If this Note is placed in the hands of an attorney for collection or collected through arbitration, bankruptcy or other judicial proceedings, of if suit is brought hereon, Purchaser agrees to pay, in addition to all other amounts owing hereunder, all reasonable expenses and costs of collection, including reasonable attorneys' fees and costs, incurred by Seller in connection with such collection or proceedings, including any appeals thereof.

          The invalidity, illegality or unenforceability of any provision or provisions of this Note shall not affect any other provision of this Note, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Note affect the balance of such provision. In the event that any one or more of the provisions contained in this Note or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Note shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         Capitalized terms used but not otherwise defined herein shall have the same meanings assigned to them in the Purchase Agreement.



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         IN WITNESS WHEREOF, Purchaser has executed this Note as of the date first above written in New York, New York and has delivered this Note to Seller's custodian at its executive offices in Columbia, Maryland.

                                       THRIFT VENTURES INC.

                                       By: /s/ Marc Douglas
                                           -----------------------------------
                                           Marc Douglas, Chief Executive Officer
                                            and President


                      AFFIDAVIT FOR EXECUTION AND DELIVERY
                      OF NOTE WITHOUT THE STATE OF FLORIDA


STATE OF NEW YORK          )
                           )                   ss:
CITY OF SUFFOLK COUNTY     )

         BEFORE ME, the undersigned Notary Public, duly authorized in the State and City aforesaid to administer oaths and take acknowledgments, personally appeared Marc Douglas, to me well known or has who has produced drivers license as identification, who executed the foregoing Note in my presence and who delivered such executed Note to Richard Chaifetz, Esq., as representative for Seller, which delivery was effected via overnight courier service from the State and County first above written to the address indicated on the Sender's copy/receipt of an airbill attached as EXHIBIT A.

         WITNESS my hand and official seal in the State and City aforesaid this 8th day of October, 2001.


                                Illegible
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                                Notary Public, State New York


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                                Typed, printed or stamped name of Notary
                                My Commission Expires:
                                My Commission No. is: